UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  December 22, 2011

Commission File Number:  000-54014

VistaGen Therapeutics, Inc.
(Exact name of small business issuer as specified in its charter)

Nevada
(State or other jurisdiction of incorporation or organization)
205093315
(IRS Employer Identification No.)

384 Oyster Point Blvd, No. 8, South San Francisco, California 94080
(Address of principal executive offices)

650-244-9990
(Registrant's Telephone number)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On December 22, 2011, VistaGen Therapeutics, Inc. (the "Company") entered into a Common Stock Exchange Agreement (the "Exchange Agreement") with Platinum Long Term Growth VII, LLC ("Platinum"), pursuant to which Platinum converted 484,000 shares of Common Stock of the Company into 45,980 shares of newly created Series A Preferred Stock, par value $0.001 per share ("Series A Preferred") (the "Exchange"). Each share of Series A Preferred is convertible into ten shares of Common Stock of the Company. In consideration for the Exchange, the Series A Preferred received in connection with the Exchange is convertible into the equivalent of .95 shares of Common Stock surrendered in connection with the Exchange. The Series A Preferred issued in connection with the Exchange has limited rights and preferences. A copy of the Certificate of Designation of the Relative Rights and Preferences of the Series A Preferred is attached to this Current Report on Form 8-K as Exhibit 3.1, and is incorporated herein by reference. A copy of the Exchange Agreement is attached hereto as Exhibit 10.1

Item 3.02 Unregistered Sales of Equity Securities.

On December 22, 2011, the Company issued 45,980 shares of Series A Preferred to Platinum. Platinum is an "accredited investor," as such term is defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended (the "Securities Act"). The Exchange was effected without registration under the Securities Act in reliance upon the exemption from registration provided by Section 3(a)(9) of the Securities Act, and/or Section 4(2) thereunder. No proceeds were received by the Company in connection with the Exchange.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year.

Effective December 22, 2011, the Company filed a Certificate of Designation of the Relative Rights and Preferences of the Series A Preferred Stock of the Company (the "Certificate of Designation") with the Secretary of State of the State of Nevada. The Company's Board of Directors approved the Certificate of Designation and authorized its filing. A copy of the Certificate of Designation is attached to this Current Report on Form 8-K as Exhibit 3.1 and is incorporated herein by reference.

The Certificate of Designation provides for the issuance of up to 500,000 shares of Series A Preferred. The Series A Preferred shall rank prior to the Common Stock for purposes of liquidation preference, and to all other classes and series of equity securities of the Company that by their terms do not rank senior to the Series A Preferred ("Junior Stock").

Whenever the Board of Directors declares a dividend on the Common Stock each holder of record of a share of Series A Preferred Stock, or any fraction of a share of Series A Preferred Stock, on the date set by the Board of Directors to determine the owners of the Common Stock of record entitled to receive such dividend (the "Record Date") shall be entitled to receive out of any assets at the time legally available therefore, an amount equal to such dividend declared on one share of Common Stock multiplied by the number of shares of Common Stock into which such share, or such fraction of a share, of Series A Preferred Stock could be converted on the Record Date.

Except with respect to transactions upon which the Series A Preferred Stock shall be entitled to vote separately as a class, the Series A Preferred Stock shall have no voting rights. The Common Stock into which the Series A Preferred Stock is convertible shall, upon issuance, have all of the same voting rights as other issued and outstanding Common Stock of the Company.

In the event of the liquidation, dissolution or winding up of the affairs of the Company, after payment or provision for payment of the debts and other liabilities of the Company, the holders of Series A Preferred then outstanding shall be entitled to receive, out of the assets of the Company, an amount per share of Series A Preferred calculated by taking the total amount available for distribution to holders of all the Company's outstanding Common Stock before deduction of any preference payments for the Series A Preferred, divided by the total of (x), all of the then outstanding shares of the Company's Common Stock, plus (y) all of the shares of the Company's Common Stock into which all of the outstanding shares of the Series A Preferred can be converted before any payment shall be made or any assets distributed to the holders of the Common Stock or any other Junior Stock.

Each share of Series A Preferred is convertible at the option of the holder into ten shares of the Company's Common Stock.

The foregoing summary is qualified in its entirety by the complete description of the term and conditions of the Series A Preferred set forth in the Certificate of Designation set forth as Exhibit 3.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

See Exhibit index.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VistaGen Therapeutics, Inc.

Date:   December 23, 2011
By:	/s/ Shawn Singh

Name: Shawn Singh
Title: Chief Executive Officer

Exhibit Index

Exhibit No.	Description
EX-3.1	Certificate of Designations Series A Preferred
EX-10.1	Exchange Agreement